                                 AMERCO


FIRST LEVEL SUBSIDIARY                              Jurisdiction
----------------------                              ------------

U-HAUL INTERNATIONAL, INC.                                NV

     SECOND LEVEL SUBSIDIARIES
     -------------------------

     A & M Associates, Inc.                              AZ
     U-Haul Business Consultants, Inc.                   AZ
     U-Haul Co. of Alabama, Inc.                         AL
     U-Haul Co. of Alaska                                AK
     U-Haul Co. of Arizona                               AZ
     U-Haul Co. of Arkansas                              AR
     U-Haul Co. of California                            CA
     U-Haul Co. (Canada) Ltd.                            Ontario
     U-Haul Co. of Colorado                              CO
     U-Haul Co. of Connecticut                           CT
     U-Haul Co. of District of Columbia,Inc.             DC
     U-Haul Co. of Florida                               FL
     U-Haul Co. of Georgia                               GA
     U-Haul of Hawaii, Inc.                              HI
     U-Haul Co. of Idaho, Inc.                           ID
     U-Haul Co. of Illinois, Inc.                        IL
     U-Haul Co. of Indiana, Inc.                         IN
     U-Haul Co. of Inland Northwest                      WA
     U-Haul Co. of Iowa, Inc.                            IA
     U-Haul Co. of Kansas, Inc.                          KS
     U-Haul Co. of Kentucky                              KY
     U-Haul Co. of Louisiana                             LA
     U-Haul Co. of Maine, Inc.                           ME
     U-Haul Co. of Maryland, Inc.                        MD
     U-Haul Co. of Massachusetts, Inc.                   MA
     U-Haul Co. of Michigan                              MI
     U-Haul Co. of Minnesota                             MN
     U-Haul Co. of Mississippi                           MS
     U-Haul Company of Missouri                          MO
     U-Haul Co. of Montana, Inc.                         MT
     U-Haul Co. of Nebraska                              NE
     U-Haul Co. of Nevada, Inc.                          NV
     U-Haul Co. of New Hampshire, Inc.                   NH
     U-Haul Co. of New Jersey, Inc.                      NJ
     U-Haul Co. of New Mexico, Inc.                      NM
     U-Haul Co. of New York, Inc.                        NY

     --------------------------------------------------------------
                                                    Jurisdiction
                                                    ------------

     U-Haul Co. of North Carolina                        NC
     U-Haul Co. of North Dakota                          ND
     U-Haul Co. of Ohio                                  OH
     U-Haul Co. of Oklahoma, Inc.                        OK
     U-Haul Co. of Oregon                                OR
     U-Haul Co. of Pennsylvania                          PA
     U-Haul Co. of Rhode Island                          RI
     U-Haul Co. of South Carolina, Inc.                  SC
     U-Haul Co. of South Dakota, Inc.                    SD
     U-Haul Co. of Tennessee                             TN
     U-Haul Co. of Texas                                 TX
     U-Haul Co. of Utah, Inc.                            UT
     U-Haul Co. of Vermont, Inc.                         VT
     U-Haul Co. of Virginia                              VA
     U-Haul Co. of Washington                            WA
     U-Haul Co. of West Virginia                         WV
     U-Haul Co. of Wisconsin, Inc.                       WI
     U-Haul Co. of Wyoming, Inc.                         WY
     U-Haul Leasing & Sales Co.                          NV
     U-Haul Self-Storage Corporation                     NV

FIRST LEVEL SUBSIDIARY                              Jurisdiction
----------------------                              ------------

AMERCO REAL ESTATE COMPANY                               NV

     SECOND LEVEL SUBSIDIARIES
     -------------------------

     Amerco Real Estate Company of Alabama, Inc.         AL
     Amerco Real Estate Company of Texas, Inc.           TX
     One PAC Company                                     NV
     Two PAC Company                                     NV
     Three PAC Company                                   NV
     Four PAC Company                                    NV
     Five PAC Company                                    NV
     Six PAC  Company                                    NV
     Seven PAC Company                                   NV
     Eight PAC Company                                   NV
     Nine PAC Company                                    NV
     Ten PAC Company                                     NV
     Eleven PAC Company                                  NV
     Twelve PAC Company                                  NV
     Nationwide Commerical Co.                           AZ

          THIRD LEVEL SUBSIDIARIES
          ------------------------

          Gibraltar Storage Corporation                  AL
          Yonkers Property Corporation                   NY

FIRST LEVEL SUBSIDIARY                              Jurisdiction
----------------------                              ------------

OXFORD LIFE INSURANCE COMPANY                            AZ

     SECOND LEVEL SUBSIDIARIES
     -------------------------

     Safe Mate Life Insurance Company                    TX
     Encore Financial, Inc.                              WI


          THIRD LEVEL SUBSIDIARY
          ------------------------

          Encore Agency, Inc.                            LA

                FOURTH LEVEL SUBSIDIARIES
                -------------------------

                Community Health Inc.                    WI
                Community Health Parnters Inc.           IL


          THIRD LEVEL SUBSIDIARY
          ----------------------

          North American Insurance Company               WI

                FOURTH LEVEL SUBSIDIARY
                -----------------------

                North American Fire and Casualty
                      Insurance Company                  LA

FIRST LEVEL SUBSIDIARY                              Jurisdiction
----------------------                              ------------

REPUBLIC WESTERN INSURANCE COMPANY                       AZ

     SECOND LEVEL SUBSIDIARIES
     -------------------------

     Republic Claims Service Co.                         AZ
     Republic Western Syndicate, Inc.                    NY
     RWIC Investments, Inc.                              AZ

          THIRD LEVEL SUBSIDIARIES
          ------------------------

          Republic Western Specialty Underwriters, Inc.  AZ
          Republic Western Insurance Services            AZ

FIRST LEVEL SUBSIDIARIES                            Jurisdiction
------------------------                            ------------

Japal, Inc.                                              NV
M.V.S., Inc.                                             NV
Pafran, Inc.                                             NV
Sophmar, Inc.                                            NV
EJOS, Inc.                                               AZ
Picacho Peak Investments Co.                             NV